UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2007

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal                                    0-25165                           14-1809721
(State or Other Jurisdiction                                    (Commission File No.)                            (I.R.S. Employer
     of Incorporation)                                                                                                                Identification No.)

302 Main Street, Catskill NY                                                                                                              12414
(Address of Principal Executive Offices)                                                                                                (Zip Code)

Registrant’s telephone number, including area code:   (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2007, Mr. Walter Ingalls retired at the annual meeting as director of Greene County Bancorp, Inc. (the “Company”) and The Bank of Greene County (the “Bank”), the savings bank subsidiary of the Company.  Mr. Ingalls had served as a director of the Bank for 41 years, including 14 years service as Chairman of the Board.

In recognition of his many years of service and continued value as advisor and counsel, the Board of Directors of the Bank has determined it is in the best interest of the Bank to appoint Mr. Ingalls as Director Emeritus as a non-voting advisor.

The information in the preceding paragraphs shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.                                Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

         (d)  Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  October 29, 2007                                                                        By: /s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Office